Ameriprise Financial, Inc. 2007 Long-Term Incentive Award Program Guide This Guide is available on Inside for awards granted in January 2007 and forward. THIS DOCUMENT IS PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933. December 23, 2016

2007 Long-Term Incentive Award Program Guide Information regarding awards granted beginning January 2007 Contents Long-Term Incentive Award Program ........................................................................................................... 1 LTIA Program Overview ............................................................................................................................ 1 Summary of the Types of Awards under the Plan ..................................................................................... 2 Restricted Stock Awards ............................................................................................................................... 3 Valuing RSA Grants .................................................................................................................................. 3 Vesting ....................................................................................................................................................... 3 Quarterly dividends .................................................................................................................................... 3 Treatment of RSAs upon Certain Events .................................................................................................. 3 Non-Qualified Stock Options ......................................................................................................................... 4 Valuing NQSO Grants ............................................................................................................................... 4 Vesting ....................................................................................................................................................... 4 Steps for Exercising NQSOs ..................................................................................................................... 4 Illustration of NQSO Exercise Methods * .................................................................................................. 6 Treatment of NQSOs upon Certain Events ............................................................................................... 6 Restricted Stock Units ................................................................................................................................... 7 Valuing RSU Grants .................................................................................................................................. 7 Vesting ....................................................................................................................................................... 7 Quarterly Dividend Equivalents ................................................................................................................. 7 Treatment of RSUs upon Certain Events .................................................................................................. 7 Performance Stock Units (for executive officers only) .................................................................................. 8 Performance Cash Units ............................................................................................................................... 8 Tax Implications for LTIAs (U.S. only) .......................................................................................................... 8 RSAs and RSUs: Income & Employment Tax Implications ...................................................................... 8 NQSOs: Income and Employment Tax Implications ................................................................................. 9 Multi-State Taxation Process .......................................................................................................... 9 Section 409A of the Code........................................................................................................................ 10 Treatment of LTIAs upon Certain Events .................................................................................................... 11 Part-Time Employment Status................................................................................................................. 11 Employment Termination ......................................................................................................................... 11 Leave of Absence .................................................................................................................................... 12 Death ....................................................................................................................................................... 12 Disability Termination .............................................................................................................................. 12 Retirement ............................................................................................................................................... 12 Transfer between Business Segments .................................................................................................... 13 Transfer from Field Eligible Employee to Franchise Advisor .................................................................. 13 Situations of Detrimental Conduct ........................................................................................................... 13 Compensation Recovery or “Clawback” Policy (For executive officers only) ........................................ 13 Change in Control of the Company ......................................................................................................... 14 Payments to Certain U.S. Taxpayers upon a Change in Control of the Company ................................. 14 Resale of Shares Received Under the Plan ............................................................................................ 15 Major Terms and Conditions of NQSOs, RSAs and RSUs ......................................................................... 16 Non-Qualified Stock Options ................................................................................................................... 16 Restricted Stock Awards and Restricted Stock Units .............................................................................. 17 Administrative Information about this Guide ............................................................................................... 18 About this Guide ...................................................................................................................................... 18 About the Illustrations .............................................................................................................................. 18 Award Confirmation Materials ................................................................................................................. 18 Governing Award Documents.................................................................................................................. 18

AMP Shares Available for Grant under the Plan ..................................................................................... 19 Plan Administration .................................................................................................................................. 19 Performance-Based Compensation ........................................................................................................ 19 Adjustments upon Changes in Capitalization .......................................................................................... 20 Tax Withholding ....................................................................................................................................... 20 Assignment and Transfer ........................................................................................................................ 20 Amendment ............................................................................................................................................. 20 Term of the Plan ...................................................................................................................................... 20 Resources ................................................................................................................................................... 21 Availability of Certain Information and Incorporation of Documents by Reference ................................. 21 Contact Information ................................................................................................................................. 22

1 Long-Term Incentive Award Program The Long-Term Incentive Award (“LTIA”) program is designed to align Participants’ interests with those of the shareholders of Ameriprise Financial, Inc. (the “Company”). By providing a stake in the Company’s future success, LTIAs are considered essential to our efforts to attract and retain talented employees. LTIAs are equity-based or cash-based incentive awards (i.e., non-qualified stock options, restricted stock awards, restricted stock units, performance cash units, performance stock units and other equity based awards) issued pursuant to the Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated (the “Plan”). All LTIAs are recommended for approval by the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) or the Committee’s duly authorized delegate. The timing and process for approval and issuance of such awards will be governed by the Ameriprise Financial Long Term Incentive Award Policy – Grant Practices and Procedures. Once the recommended awards are approved and granted, they are then communicated to employees by their leaders, as well as by email notification. LTIA Program Overview Restricted Stock Awards (“RSAs”), Non-qualified Stock Options (“NQSOs”), Restricted Stock Unit Awards (“RSUs”), Performance Stock Units (“PSUs”), and Performance Cash Units (“PCUs”) (collectively, “Awards” or “LTIAs”) are issued pursuant to the terms of the Plan at the discretion and subject to the administration of the Committee. All Awards issued under the Plan will contain the general terms set forth in the applicable provisions of this 2007 Long-Term Incentive Award Program Guide (this “Guide”). The specific terms of an individual Award will be contained in the written award agreement delivered to the Participant in connection with the grant of the Award (the “Award Certificate”). All Awards are subject to the terms and conditions of the Plan, the Guide and the Award Certificate, as well as any administrative guidelines or interpretations by the Committee under the Plan, and any such guidelines or interpretations are hereby incorporated into this Guide by reference and made a part of this Guide. PSUs and PCUs will also be subject to the terms and conditions of the PSU or PCU Supplement to this Guide, as applicable. The Plan provides that Awards may be settled in cash and/or in shares of Company common stock (“AMP Shares”) or other property, however, the medium of settlement for an individual Award will be contained in the Award Certificate. As used in this Guide, the term “shares” refers to the common shares of the Company having a par value of $.01 per share, or the shares of any other stock of any other class into which such shares may thereafter be changed. The chart below summarizes the key features of the types of awards granted under the LTIA program. This Guide describes awards management expects to recommend for grant and may not cover the specific features of every award. However, this Guide is intended to cover the terms of the vast majority of Awards, and you may generally rely on it for the governance of your awards unless the Company communicates something different to you in writing. If the type of awards granted changes from what is described in this Guide, we will provide you with detailed information regarding any changes. Detailed information about various award types, tax implications and other award features is contained in the following sections.

Summary of the Types of Awards under the Plan

This section summarizes general features of RSAs, NQSOs, RSUs, PSUs and PCUs. Detailed information about the various Award types is contained in sections that follow.

	RSA	NQSO	RSU	PSU and PCU
Intent and Form of Award	A grant of AMP Shares in which the Participant's rights in the shares are restricted and such shares are non-transferable until they vest.	The opportunity to purchase (or exercise) a specific number of AMP Shares after the award vests. NQSOs, to the extent vested and subject to other Award requirements, may be exercised while continuously employed[1], but in no event later than 10 years after the grant date.	A contractual right to deliver AMP Shares when the Award vests.	A contractual right to deliver a number of AMP Shares (for a PSU, or, in the case of a PCU, an amount of cash) based on attainment of the applicable performance conditions over the applicable performance period.
Size of Grant	Generally, the dollar value of the award is converted to a specific number of AMP Shares (at fair market value) on the grant date.	Generally, a Black-Scholes valuation model is used to convert the dollar value of the award to a specific number NQSOs on the grant date.	Same as RSAs	For PSUs, the number of AMP shares distributable at target is determined in the same manner as RSAs. For PCUs, the amount of cash payable at target is the dollar value of the award.
Vesting Schedule[2]	Vests in substantially equal installments over a three-year period, or according to such other vesting schedule specified in an Award Certificate.	Same as RSAs	Same as RSAs	The performance period for a PSU or a PCU is generally three-years. Awards generally "cliff vest" at the end of the performance period and become payable no later than the following March 15th, after the payout for that period has been determined.
Dividends / Dividend Equivalents	Quarterly dividends, if and to the extent declared, will be paid in cash during the vesting period.	An NQSO, whether vested or unvested, is not entitled to dividends or dividend equivalents.	Quarterly dividend equivalents, if and to the extent declared, will be paid in cash during the vesting period.	Each PSU earned will be entitled to a cash payment equal to the amount of any dividends declared and paid during the performance period and through the payment date. Any such dividend equivalent payment will vest and be paid at the same time as the underlying PSU. PCUs are not entitled to dividends or dividend equivalents.
Voting Rights for Unvested AMP Shares	Yes.	No.	No.	No.
Income & Employment Taxation (U.S. only)[3] [4]	Generally, taxable upon vesting of the AMP Shares.	Taxable upon exercise of the NQSO.	Generally, taxable upon delivery of the AMP Shares (note, FICA taxes may be payable before an RSU vests and AMP Shares delivered).	Generally, taxable upon delivery of the AMP Shares, or, in the case of a PCU, the cash.

[1] Continuous employment with the Company or one of its subsidiaries is required through the date of exercise of the NQSO, provided that in certain situations, exercise may be permitted for a limited period following termination of employment (but in no event later than 10 years after the grant date), as set forth in this Guide under "Treatment of LTIAs upon Certain Events"

[2] Continuous employment is required through each vesting date, unless an exception is set forth in this Guide under "Treatment of LTIAs upon Certain Events"

[3] Subject to statutory federal, state and local income tax withholding, Social Security and Medicare taxes (actual tax obligation may be higher). Generally, income and employment taxes will be satisfied through the mandatory withholding of AMP Shares otherwise issuable to you.

[4] Multi-state wages may apply.

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3 Restricted Stock Awards An RSA is a grant of AMP Shares. On the date of grant, your rights to the shares are restricted and you may not sell, assign or otherwise transfer the shares until they vest, which is contingent upon you remaining employed with the Company or one of its subsidiaries through each vesting date. Once vested, you receive the AMP Shares free from such restrictions. Quarterly dividends, if any, are paid on your unvested AMP Shares during the vesting period. You have full voting rights for all of your unvested AMP Shares. Valuing RSA Grants The value of an RSA share at vesting is equal to the Company’s closing share price as reported on the New York Stock Exchange on the vesting date, or if there is no reported closing price on the vesting date, then the closing price as reported by the New York Stock Exchange on the last previous day on which such closing price was reported. For example, if 150 restricted AMP Shares vest in January and the closing AMP Share price at vesting is $85, the pre- tax value of these AMP Shares would be $12,750 ($85 x 150 = $12,750). (See the “About the Illustrations” section in this Guide for an important disclosure.) Vesting RSAs generally vest in equal installments over a three-year period, starting with the first anniversary of the grant date and ending on the third anniversary of the grant date. The Award Certificate you receive with your RSA will include a personalized vesting schedule. Prior to the vesting date, the Ameriprise LTIA Administration Group will remind you that you must open a non-qualified brokerage account with Ameriprise Financial Brokerage Services (“AFBS”) if you don’t already have an account, and have the net AMP Shares transferred directly to this account or hold the net AMP Shares in an account in your name with our transfer agent. Upon a vesting date, the restrictions will lapse on the number of AMP Shares specified in your Award Certificate to vest on such date. Any required tax withholding will be paid by withholding AMP Shares from the number of shares that vest on such date. The net AMP Shares that will be in your account following vesting will be the number of AMP Shares specified in your Award Certificate to vest on such date less the number of AMP Shares necessary to satisfy any tax withholding requirements. Once the restrictions have lapsed and the required tax withholdings have been satisfied, you may sell, assign or otherwise transfer your AMP Shares at any time, subject to securities laws governing insider trading, short swing profit rules and Company stock ownership and retention guidelines and black-out periods. You are responsible for knowing and abiding by the applicable laws and Company policies regarding your stock and stock-based awards. Quarterly dividends Cash dividends paid on AMP Shares, as declared by the Board, are paid quarterly during the vesting period. The dividend payment amount is determined each quarter and stated as a per share amount that is multiplied by the number of unvested AMP Shares in your award. For example, if a quarterly dividend is $0.45 per share and you have 500 unvested AMP Shares, your quarterly dividend payment would equal $225 ($0.45 x 500 = $225). To change the address where your dividend check is mailed, to request a dividend check replacement or to set-up electronic payment, contact the Transfer Agent. Contact information can be found in the “Contact Information” section in this Guide. Treatment of RSAs upon Certain Events For information on the treatment of RSAs upon retirement, employment termination, leave of absence, etc., please see the “Treatment of LTIAs upon Certain Events” section in this Guide.

4 Non-Qualified Stock Options An NQSO gives you the right to purchase a specified number of AMP Shares at the exercise price set forth in the Award Certificate, subject to continuous employment and other vesting requirements and exercise period limitations. The exercise price is equal to the closing stock price as reported on the New York Stock Exchange composite tape on the grant date. Once an NQSO becomes vested, you determine when to exercise the option (before its expiration) and how to pay for the option exercise. Unless your Award Certificate provides otherwise, an NQSO expires on the date that is 10 years after the date of grant, or upon your earlier termination of employment with the Company or one of its subsidiaries, provided that in certain situations, you may be permitted to exercise the NQSO for a limited period following termination of employment and prior to its award expiration date (please see the “Treatment of LTIAs Upon Certain Events” section in this Guide). “Non-qualified” refers to the tax treatment of the option under the US Internal Revenue Code of 1986, as amended (the “Code”). Valuing NQSO Grants NQSOs earn value if the Company’s stock price increases above the exercise price. Once an NQSO becomes vested, you have the right to pay the exercise price to exercise the option and acquire the AMP Shares. For example, assume that 500 vested NQSOs were granted at the exercise price of $50 per share and the price of an AMP Share increases to $75. If you decided to exercise the NQSO, the pre-tax gain on these options would be $12,500 ($75 - $50 = $25 x 500 = $12,500). (See the “About the Illustrations” section in this Guide for an important disclosure.) Vesting NQSOs generally become vested and available for exercise in equal installments over a three-year period, starting with the first anniversary of the grant date and ending on the third anniversary of the grant date. The Award Certificate you receive in connection with an NQSO grant will include a personalized vesting schedule. Steps for Exercising NQSOs (These steps are for U.S. employees; exercise steps outside the United States may differ due to local requirements.) Generally, you may exercise the vested portion of an NQSO as soon as it vests or at any subsequent time prior to its award expiration date, as long as you remain employed with the Company or one of its subsidiaries through the exercise date. It is your responsibility to track your NQSO expiration date(s), including early expiration of your NQSO in connection with the termination of your employment, to ensure you realize any value through a timely exercise. As with any investment decision, you are strongly urged to consult with your personal financial advisor before exercising an NQSO. Follow these steps to exercise the vested portion of an NQSO: 1. The execution of a NQSO exercise requires you to have a valid non-qualified Ameriprise brokerage account. If you do not have one, contact Ameriprise Brokerage at 612.671.5355 or 800.555.9826 to request an application. 2. Complete the “Notice of Exercise of Employee Stock Option” Form. To access this form, go to HRDirect>My Information (self- service)>LTIA Stock Activity>LTIA NQSO Exercise Form. You can also find the form on Inside (search: Notice of Exercise Form) or request it by emailing Brokerage Services at “ESO.Group@ampf.com.” On the form, indicate how you plan to pay for the AMP Shares you are purchasing through exercising the option and any required tax withholdings. You may pay the exercise cost (the per-share exercise price times the number of shares) and required tax withholdings using one of these payment options (in U.S. dollars): • Net Exercise: Instruct AFBS, our exclusive broker, to withhold a portion of the exercised shares equal in fair market value to the exercise cost plus any required tax withholdings to the Company in lieu of paying the exercise price in cash. The number of shares withheld to cover the required tax withholding is determined using the closing price of AMP Shares as reported by the New York Stock Exchange on the day preceding the date of exercise (or if there is no reported closing price on the day preceding the date of exercise, then the closing price as reported by the New York Stock Exchange on the last previous day on which such closing price was reported); provided, however, if the exercise is made

5 pursuant to a limit order, then the limit price is used to determine the number of shares withheld to cover the required tax withholding. There is no fee to open a brokerage account with AFBS, and you will pay a reduced commission if AFBS sells shares on your behalf. Regular brokerage account maintenance fees apply. Please note that the Net Exercise method replaced the Cashless Exercise method for all NQSOs granted under the Plan on or after Feb. 6, 2012. • Cashless Exercise: Instruct AFBS to sell all exercised shares and pay the exercise cost and any required tax withholdings from the proceeds. There is no fee to open a brokerage account with AFBS, and you will pay a reduced commission when AFBS sells shares on your behalf. The Cashless Exercise method is only available for NQSOs granted under the Plan on or before Feb. 5, 2012. • Buy and Hold Exercise: (Cash Exercise, using cash in AFBS account, check or money order): Pay the exercise cost via a check or money order made payable to Ameriprise Financial, Inc. This check or money order must accompany the “Request to Exercise Form” and both (the Form and check or money order) must be mailed to AFBS at the address indicated on the Exercise Form. You may also pay the exercise cost by instructing AFBS to take funds from your brokerage cash account. If you choose to pay the exercise cost using the Buy and Hold Exercise, you may pay any required minimum tax withholding by instructing AFBS to take funds from your brokerage cash account to pay the required minimum tax withholding, or instructing AFBS to withhold and sell the appropriate number of shares (otherwise available from the exercise) to pay the required minimum tax withholding. Note: Shares cannot be sold until after tax withholding liability has been determined. Due to price fluctuation (between exercise and disposition of shares), the exact number of shares needed to cover taxes will not be known immediately upon exercise. 3. Additional Approvals, Restrictions and Reporting (For Bands 50 and above and certain other Participants only) • Obtain required approval. All Section 16 reporting officers must pre-clear their intent to exercise through the Company’s Corporate Secretary’s Office. Additional approvals may be required for all Band 50 and above Participants if the exercise request exceeds certain hurdles (e.g., the request would result in the exercise of more than 40% of your available AMP Shares) within any 90-day period. The Corporate Secretary’s Office will provide instruction on necessary approvals required. • Black-out period. There is a quarterly black-out period when the trading window closes and remains closed for approximately four weeks, as declared, until the Company’s earnings for the preceding quarter are made public. Other black-out periods may apply as determined by the Corporate Secretary’s Office. All affected Participants will receive an email from the Corporate Secretary’s Office quarterly stating the blackout dates including a copy of the Ameriprise Securities Trading Policy. Important: if your NQSO will expire during a Company declared black-out period, you must take action to exercise the NQSO prior to the start of the black-out period. You will be solely responsible for any loss if you fail to exercise the NQSO before such black-out period. Once the black-out period begins, you can no longer exercise the NQSO absent a hardship exception, which is rarely granted, and the NQSO will be cancelled on the expiration date. • (For Bands 70 and above only) Affirm stock ownership requirements are met or requirements understood if not yet met. The Company has implemented stock ownership guidelines for executives. These guidelines have been communicated to affected executives. All Band 70 and above Participants will receive a stock ownership summary statement not less frequently than annually. • (For executive officers only) Participants who are executive officers of the Company also need to be aware that all of their acquisitions and dispositions of AMP Shares, including AMP Shares and similar rights under the Plan, the Ameriprise Financial 401(k) Plan and all other stock- based compensation plans maintained by the Company or its subsidiaries, may be subject to the reporting requirements and short-swing trading restrictions under

Section 16 of the Securities Exchange Act of 1934. Participants who are executive officers of the Company should consult with their personal financial or legal advisor prior to selling and/or buying AMP Shares.

4. **Submit your "Notice of Exercise of Employee Stock Option" Form.** There are two methods to submit your exercise form electronically. First, you may complete and submit the online form available in HRDirect > My Information (self-service) > LTIA Stock Activity > LTIA NQSO Exercise Form. Second, you may complete, save and email to ESO.Group@ampf.com (using your work email account) the Notice of Exercise of Employee Stock Option Form available on *Inside* (search: Notice of Exercise Form). If you plan to sell all or a portion of your AMP Shares, fax the form directly to AFBS at 612.671.6023. If you are paying the exercise cost by check or money order, mail the form to AFBS at the address indicated on the form, along with the check. AFBS will confirm the amount needed to cover the exercise cost and the required tax withholding.

To use a limit order to exercise an NQSO, complete and submit the Notice of Exercise of Employee Stock Option Form and contact AFBS directly at 612.671.5355 or 800.555.9826.

The provisions and procedures described above are subject to change.

Illustration of NQSO Exercise Methods *

(For U.S. purposes only) The illustration shows three ways to exercise an NQSO. In this example, assume a U.S. employee chooses to exercise 1,000 NQSO shares with an exercise price of $30 per share. Assume the market price on the exercise date is $50 per share.

		Exercise Method		
		Net Exercise	**Cashless Exercise**	**Buy and Hold**
A	Market value of exercised AMP Shares at $50 ($50 per share x 1,000 shares)	$50,000		
B	Exercise cost paid ($30 per share x 1,000 shares)	$30,000 600 shares will be withheld to pay the exercise cost (i.e., 600 shares x $50 per share)	All 1,000 shares will be sold in the open market. $30,000 of the sale proceeds will be paid to the Company to pay the exercise cost	The Participant will write a check for $30,000 to the Company to pay the exercise cost
C	Pre-Tax Gain (A – B)	$20,000		
D	Minimum U.S. tax withholding paid (C x 40% assumed tax)	$8,000 160 shares will be withheld to cover the required tax withholdings (160 x $50 per share)	$8,000 of the sale proceeds will be paid to the Company to cover the required tax withholdings	The Participant will instruct AFBS either to take $8,000 from his or her brokerage account, or to withhold 160 shares to cover the required tax withholdings
E	Incremental value after exercise cost and tax withholding (A – B – D)	$12,000		
F	Incremental share ownership (or net proceeds) from exercise	240 shares with a value of $12,000 (1,000 - 600 for exercise cost -160 for required tax withholdings)	$12,000 in cash	Assuming you withhold shares to cover the required tax withholdings, 840 shares (1,000 - 160 shares withheld for taxes)
		Minus any applicable broker commissions.		

* See "About the Illustrations" for an important disclosure.

Treatment of NQSOs upon Certain Events

To find out how your NQSOs will be treated upon retirement, employment termination, retirement, leave of absence, etc., please see the "Treatment of LTIAs upon Certain Events" section in this Guide.

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7 Restricted Stock Units Under an RSU, AMP Shares are not issued to you on the grant date. Instead, an RSU represents the Company’s contractual obligation to issue a specified number of AMP Shares to you at the end of the vesting period applicable to your Award. During this period, you receive quarterly dividend equivalent payments that are the equivalent value of any AMP Share dividends that are declared and paid during such calendar quarter. Any such dividend equivalents will be paid to you as soon as practicable following the payment to shareholders of the related dividend, but in no event later than 75 days following such date. You do not have voting rights for shares under any unvested portion of the RSU until such shares become vested and are issued to you. Valuing RSU Grants RSUs are valued in same manner as RSAs. The value of an RSU share at vesting is equal to the Company’s closing share price as reported on the New York Stock Exchange composite tape on the vesting date. Vesting RSUs generally vest in equal installments over a three-year period, starting with the first anniversary of the grant date and ending on the third anniversary of the grant date. The Award Certificate you receive with your RSU will include a personalized vesting schedule. Prior to the vesting date, the Ameriprise LTIA Administration Group will remind you that you must open a non-qualified brokerage account with Ameriprise Financial Brokerage Services (“AFBS”) if you don’t already have an account, and have the net AMP Shares transferred directly to this account or hold the net AMP Shares in an account in your name with our transfer agent. Upon a vesting date, the restrictions will lapse on the number of AMP Shares specified in your Award Certificate to vest on such date. Any required tax withholding will be paid by withholding AMP Shares from the number of shares that vest on such date. The net AMP Shares that will be in your account following vesting will be the number of AMP Shares specified in your Award Certificate to vest on such date less the number of AMP Shares necessary to satisfy any tax withholding requirements. Once the restrictions have lapsed and the required tax withholdings have been satisfied, you may sell your AMP Shares at any time, subject to securities laws governing insider trading, short swing profit rules and Company stock ownership and retention guidelines and black-out periods. You are responsible for knowing and abiding by the applicable laws and Company policies regarding your stock and stock-based awards. As explained in greater detail in the section in this Guide titled “RSAs and RSUs: Income & Employment Tax Implications,” please note that in some instances FICA (Social Security and Medicare) taxes may be payable before an Award vests and you receive AMP Shares. Quarterly Dividend Equivalents Unlike RSAs, RSUs are not entitled to receive payment of any AMP Share dividends, as declared by the Board, during the vesting period. However, RSUs are entitled to receive a dividend equivalent payment from the Company equal to the amount of the AMP Share dividends that are paid to shareholders during the vesting period. For example, if a quarterly dividend is $0.45 per share and you have 500 unvested AMP Shares, your quarterly dividend equivalent payment would equal $225 ($0.45 x 500 = $225). Treatment of RSUs upon Certain Events For information about how your RSUs will be treated upon certain events, such as retirement, employment termination, leave of absence, etc., please see “Treatment of LTIAs upon Certain Events.”

8 Performance Stock Units (for executive officers only) PSUs are subject to the terms of the PSU Supplement to this Guide and your PSU Award Certificate. Please refer to the separate PSU Supplement to this Guide that was provided to you and your PSU Award Certificate for details and provisions pertaining to these Awards. Performance Cash Units PCUs are subject to the terms of the PCU Supplement to this Guide and your PCU Award Certificate. Please refer to the separate PCU Supplement to this Guide on Inside and your PCU Award Certificate for details and provisions pertaining to these Awards. Tax Implications for LTIAs (U.S. only) The following is a summary description of the United States federal income and employment tax consequences generally arising with respect to RSAs, NQSOs and RSUs issued under the Plan. For the United States federal income tax consequences of PSUs and PCUs, please refer to the PSU or PCU Supplement to this Guide, as applicable. There may also be state and local taxes applicable to these awards. This summary is not intended to be a complete description of all possible tax consequences of LTIAs issued under the Plan and you should be aware that different tax treatments may apply outside of the United States depending upon your country of residence and/or citizenship. RSAs and RSUs: Income & Employment Tax Implications The tax rules that apply to your RSA or RSU award vary based on your tax jurisdiction. Below is a brief summary of the general U.S. federal income tax implications for U.S. taxpayers. The Company is not providing advice to you on the tax treatment of any LTIA. You are strongly urged to consult with your personal tax advisor on the applicable tax implications of RSA or RSU awards and selling acquired AMP Shares in light of your individual circumstances. For employees subject to U.S. federal income tax, there are no federal income tax consequences when an RSA or RSU award is granted. When the restricted period expires and RSA shares vest (i.e., the RSA shares become transferable or no longer subject to a substantial risk of forfeiture, whichever occurs earlier) or when RSU shares are delivered to you, you receive ordinary compensation income based on the market value of an AMP Share on the day of vesting or delivery, as applicable. Your Form W-2 wage and earnings statement will indicate that you had ordinary compensation income equal to the market value of your vested AMP Shares. Income resulting from the vesting of RSA shares or the delivery of RSU shares is subject to statutory withholding for U.S. federal income tax and FICA taxes (Social Security and Medicare), plus any applicable statutory state and local withholding. (NOTE: The actual income tax you owe will be based on your individual circumstances and may be more or less than the income tax withheld.) The net AMP Shares deposited into your account will be the number of AMP Shares specified in your RSA or RSU award less the necessary number of AMP Shares needed to satisfy any tax withholding requirements. Please note that in some instances FICA taxes may be payable before an Award vests and you receive AMP Shares. For example, if you become eligible to retire during the vesting period for an RSU, generally, the RSU will be taxable for FICA purposes on the date that you become eligible to retire and not on the later vesting date or the date that you actually retire. In this case, only income taxes would apply at vesting or delivery, as applicable, of the AMP Shares. If you later sell AMP Shares acquired from the vesting of RSA shares or the delivery of RSU shares, you will realize a short-term or long-term capital gain (or loss) on the spread between the market value on the date of vesting or delivery (your cost basis) and the net proceeds you receive when you sell the AMP Shares. If you realize a gain after satisfying a minimum holding period (currently greater than one year) and are in a net capital gain position under applicable U.S. tax rules, you may be able to pay tax on the gain based on long-term capital gains tax rates. These rates are generally lower than ordinary income and short-term capital gains tax rates. If you realize a loss, you may be able to use that loss to offset any capital gains you may otherwise have. Any loss in excess of capital gains may, to a limited extent, be used to offset

9 ordinary income, as permitted under applicable U.S. tax rules. During the vesting period, any dividends or dividend equivalents paid on unvested RSA or RSU shares will be paid through the transfer agent and reflected in the earnings column under “Restricted Stock Dividend” on your paycheck (viewable on HR Direct). Dividends or dividend equivalents paid on these shares are also considered ordinary income and are subject to the taxes described above. This ordinary income will appear on your Form W-2 wage and tax statement. In advance of an RSA or RSU vesting event, you will receive a notification of this pending vesting from Ameriprise LTIA Administration. This notification will provide you with important information and instructions in advance of the vesting date. Details of your RSA or RSU vesting event, including vesting date, market value of your vested AMP Shares, stock price used to calculate the fair market value, number of shares withheld to satisfy your tax obligation, breakdown of the taxes withheld and net shares delivered to you are available via HRDirect>My Information (self-service)>LTIA Stock Activity>LTIA Stock Activity>Go To: Restricted Shares Details/Taxes/Shares. It is extremely important that you print and retain this information for income tax purposes. NQSOs: Income and Employment Tax Implications The tax implications that apply when you exercise your NQSOs vary based on your tax jurisdiction. Below is a summary of the general U.S. federal income and employment tax implications for holders of NQSOs who are U.S. taxpayers. The Company is not providing advice to you on the tax treatment of any LTIA, including the exercise of an NQSO. You are strongly urged to consult with your personal tax advisor on the applicable tax implications of NQSOs and selling acquired AMP Shares in light of your individual circumstances. For employees subject to U.S. federal income tax, in the year that you exercise an NQSO, your Form W-2 wage and tax statement will indicate that you had ordinary compensation income equal to the difference between the per share exercise price and the market value of an AMP Share on the day of the exercise multiplied by the number of shares exercised on such date. Income resulting from an NQSO exercise is subject to statutory withholding for U.S. federal income tax and FICA taxes (Social Security and Medicare), plus any applicable statutory state and local withholding. (NOTE: The actual income tax you owe will be based on your individual circumstances and may be more or less than the income tax withheld.) How you pay any required tax withholdings is determined based on which of the payment options you use to exercise your NQSO. Please refer to the sections in this Guide titled “Illustration of NQSO Exercise Methods” and “Steps for Exercising NQSOs” for additional information on the methods for paying required tax withholdings. If you later sell AMP Shares acquired from an NQSO exercise, you will realize a short-term or long-term capital gain (or loss) on the spread between the market value on the date of exercise (your cost basis) and the net proceeds you receive when you sell the AMP Shares. If you realize a gain after satisfying a minimum holding period (currently greater than one year) and are in a net capital gain position under applicable U.S. tax rules, you may be able to pay tax on the gain based on long-term capital gains tax rates. These rates are generally lower than ordinary income and short-term capital gains tax rates. If you realize a loss, you may be able to use that loss to offset any capital gains you may otherwise have and any loss in excess of capital gains may, to a limited extent, be used to offset ordinary income, to the extent permitted under applicable U.S. tax rules. Multi-State Taxation Process If you work in multiple states, or have transferred between states during your work tenure and awards have been granted during those years under the LTIA Program, a state wage adjustment may be done to properly allocate your earnings. Some individual states require a “look back” allocation for various types of income, including the exercising of non-qualified stock options, vesting of restricted stock awards including RSAs and RSUs, as well as some other compensation distributions not granted under the LTIA Program. Each year, the company engages the professional services of Ernst & Young to assist with the recalculation of the appropriate state wages for the various earnings. A year-end adjustment is then made so that the appropriate state allocation amount is reported correctly on your Form W-2, based on individual state rules for allocating these various

10 types of compensation items. If you are affected by the multi-state taxation process, you will receive a report in early February each year for the prior year’s activity from HR Services to support the final state allocations reported on your Form W-2. Please Note: If you are affected by the multi-state taxation process the state tax withholding amounts recorded in HRDirect>My Information(self-service) for LTIA activity are a record of the taxes withheld for NQSO exercises and/or RSA/RSU vesting events based upon the withholding rates as recorded in Payroll at the time the activity took place. Please consult your tax professional regarding the effect on your personal state tax return(s). Section 409A of the Code It is intended that all Awards under the Plan either comply with or are exempt from the requirements of Section 409A so as to prevent the inclusion in gross income of any benefits accrued thereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Participant. All Awards under the Plan shall be administered and interpreted in a manner that is consistent with such intention and the Company’s Policy Regarding Section 409A Compliance. Notwithstanding any other provision of this Guide to the contrary, to the extent that an Award constitutes nonqualified deferred compensation to which Section 409A of the Code applies: (1) payments under such Award shall be made at a time and in a manner that satisfies the requirements of Section 409A of the Code and guidance of general applicability issued thereunder, including the provisions of Section 409A(a)(2)(B) of the Code to the extent distributions to any employee are required to be delayed six months; (2) references to “termination of employment” and similar terms mean the date that the Participant first incurs a “separation from service” within the meaning of Section 409A of the Code; and (3) payment shall be made as soon as administratively practicable following the permissible payment event, but in no event later than the end of the year in which the permissible payment event occurs, or, if later, by the 15th day of the third month following the date of the permissible payment event (and the Participant will not be permitted, either directly or indirectly, to designate the year of payment). If any payment that would otherwise be made under an Award is required to be delayed by reason of this section, such payment shall be made at the earliest date permitted by Section 409A of the Code. The amount of any delayed payment shall be the amount that would have been paid prior to the delay and shall be paid without interest.

11 Treatment of LTIAs upon Certain Events Existing policies regarding the treatment of outstanding RSAs, NQSOs and RSUs under certain circumstances are described below. For the treatment of outstanding PSUs and PCUs, please refer to the PSU or PCU Supplement to this Guide, as applicable. The Committee may amend the following policies for any or all outstanding and future LTIAs. For specific information about the treatment of your LTIAs, please see the applicable section of this Guide that describes the following specific events: • Part-time employment status, • Employment termination, • Rehire • Leave of absence, • Death, • Disability termination, • Retirement, • Transfer between business segments, • Transfer from field eligible employee to franchise advisor • Situations of Detrimental Conduct (Bands 50 and above), and • Change in Control of the Company Part-Time Employment Status Outstanding LTIAs continue to vest while you are on part-time status, subject to the Company’s right to adjust or terminate any outstanding LTIAs, based on its determination of a significant change in your duties and responsibilities. Employment Termination This section pertains to employment terminations other than retirement, death, or disability (which are separately described below). Voluntary Termination: If you terminate your employment with the Company for any reason other than death, disability or retirement, your unvested LTIAs will be forfeited on your last day of employment. There are no exceptions to this rule. Any vested and exercisable NQSOs granted on or after January 1, 2007 that you do not exercise within 90 days after your last day of employment (and before the award expiration date, if earlier) will expire and be canceled. Involuntary Termination Not Eligible for Severance Under Company Plan: If your employment is terminated for any reason other than death, disability or retirement or in connection with a Change in Control (which is separately described below) and you are not entitled to receive benefits under a Company severance plan (as defined by the Company), your outstanding LTIAs, including any exercisable NQSO shares that have not been exercised, will expire and be canceled on your last day of employment (or the award expiration date, if earlier). For the avoidance of doubt, your vested NQSOs will be canceled on your last day of employment and you will not have 90 days after your last day of employment during which to exercise your vested NQSOs. Involuntary Termination Eligible for Severance Under Company Plan: If your employment is terminated and you receive benefits under a Company severance plan (as defined by the Company) in the form of payments over a specified severance period, your unvested NQSOs, RSAs and RSUs will be canceled on the earlier of the award expiration date or last day of your severance period. You will have 90 days from the last day of your severance period (or until the award expiration date, if earlier) to exercise any vested and exercisable NQSOs granted on or after Jan. 1, 2007. However, if you begin a new full-time position outside the Company (other than self-employment) during the severance period, your outstanding LTIAs will be canceled upon commencement of such employment, regardless of the continuation of severance payments. If your employment is terminated and you receive benefits under a Company severance plan (as defined by the Company) in the form of a lump-sum payment, your outstanding unvested NQSOs, RSAs and RSUs will be canceled as of your last day of employment. You will have 90 days from your last day of employment (or until the award expiration date, if earlier) to exercise any vested and exercisable NQSOs granted on or after January 1, 2007. Your vested NQSOs will expire and be cancelled upon the earliest of the end of the 90-day period following your termination, the date that you commence a new full-time position outside the Company (other than self-employment) and the award expiration date. Rehire: Please note that in the event you terminate your employment with the Company or your employment is terminated by the Company and any of your outstanding LTIAs are canceled and/or forfeited, and you are subsequently rehired by the Company, any LTIAs that were canceled and or forfeited at termination will not be reinstated upon rehire.

12 Leave of Absence Outstanding LTIAs continue to vest when you are on a leave of absence (as determined by the applicable Company policies) subject to the Company’s right to adjust or terminate any outstanding LTIAs, based on its discretion of a significant change in your duties and responsibilities and/or related employment. Death The following chart shows how RSAs, RSUs and NQSOs are treated if your employment with the Company terminates due to your death. Award Type Provisions RSA and RSU Outstanding RSAs and RSUs become 100% vested and are paid as soon as administratively practicable following the date of death. NQSO Outstanding NQSOs at death become 100% exercisable. NQSOs are exercisable by the estate for up to 12 months after the date of death or the remaining term of the NQSO, whichever is earlier. In the event of your death, shares for all RSAs and RSUs that vest will automatically be issued to your estate. Because NQSO Awards cannot be transferred, the Executor/ Executrix of your estate must open an Ameriprise Financial estate brokerage account to exercise any NQSOs. The estate is then responsible for distributing any funds or shares according to the laws of descent and distribution. Disability Termination The following chart shows how your RSAs, RSUs and NQSOs are treated if your employment with the Company terminates due to a qualifying disability (as defined by the Company). Award Type Provisions RSA and RSU Outstanding RSAs and RSUs become 100% vested and are paid as soon as administratively practicable following your termination of employment due to disability. NQSO Outstanding NQSOs become 100% exercisable. NQSOs are exercisable for up to 12 months after termination of employment due to disability or the remaining term of the NQSO, whichever is earlier. Retirement The following chart shows how RSAs, RSUs and NQSOs are treated upon retirement. The applicable definition of retirement for all LTIAs granted to US-based Participants is attainment of age 55 with at least 10 years of applicable service at the point of termination, regardless of any pension plan or other definitions of retirement. Award Type Provisions RSA and RSU Grants awarded in the calendar year you retire are forfeited. All other awards remain outstanding and continue to vest and will be paid upon the otherwise applicable vesting date under your Award Certificate. NQSOs Grants awarded in the calendar year you retire are forfeited. All other awards remain outstanding and continue to vest. NQSOs are exercisable for up to five years after your retirement or the remaining term of the NQSO, whichever is earlier. Your NQSOs expire and are forfeited upon the earlier of the end of the five-year post-retirement period or the applicable expiration date.

13 Transfer between Business Segments Outstanding LTIAs continue to vest when you transfer from one business segment to another, subject to the Company’s right to adjust or terminate any outstanding LTIAs, based on its discretion of a significant change in your duties and responsibilities and/or related employment. Transfer from Field Eligible Employee to Franchise Advisor Certain provisions for LTIA continuation apply to awards held by employees (limited to those employees in eligible field sales leadership roles) who transition to franchise advisor without a break in service. The applicable provisions are available on Inside, and such provisions are incorporated into, and part of the terms and conditions of, Awards under the Plan. Situations of Detrimental Conduct (Bands 50 and above) To protect the interests of the Company and all employees, the Company has implemented Detrimental Conduct Provisions, affecting Plan Participants in Bands 50 and above. These provisions support the multi-year performance objectives of LTIAs, and such provisions are incorporated into, and part of the terms and conditions of, Awards under the Plan. Detrimental Conduct Provisions specify how LTIAs and LTIA payments will be handled in the event a Band 50 or above employee joins a defined competitor (“Competition”), leaves and solicits business customers, solicits or hires Ameriprise Financial employees, discloses confidential information or trade secrets, denigrates the Company or Company employees or otherwise engages in conduct that is against the Company’s interests during certain time periods, in each case, as defined by the Company (each a “Restricted Activity”). For Bands 50 and 60 Participants: Competition during employment or the six-month period after termination of employment or engaging in any Restricted Activity during the twelve-month period after termination of employment results in the cancellation of all outstanding Awards and repayment of any gain realized upon the exercise of NQSOs (as of the exercise date), any payments made or shares delivered under PSUs or PCUs and any shares delivered under RSAs and RSUs, in each case, during the twelve months prior to, and the 90 days following, your termination of employment. For Bands 70 and above Participants: Competition during employment or the twelve-month period after termination of employment or engaging in any Restricted Activity during the twelve-month period after termination of employment results in the cancellation of all outstanding Awards and repayment of any gain realized upon the exercise of NQSOs (as of the exercise date), any payments made or shares delivered under PSUs or PCUs and any shares delivered under RSAs and RSUs, in each case, during the two years prior to, and the 90 days following, your termination of employment. Please note: This is a summary of the Detrimental Conduct Provisions that apply to LTIAs generally. Please review the Consent to the Application of Forfeiture and Detrimental Conduct Provisions to Long-Term Incentive Awards and/or any other restrictive covenant agreements between you and the Company or any of its subsidiaries for the specific detrimental conduct provisions and/or restrictive covenants that apply to your Awards. Compensation Recovery or “Clawback” Policy (For executive officers only) The Committee approved a compensation recovery or “clawback” policy (the “Clawback Policy”) that applies to all Awards granted to executive officers on or after January 1, 2011. Under the Clawback Policy, if you engage in intentional misconduct that causes or substantially causes a material restatement of the Company’s financial reports, and the restated financial results would have resulted in a lesser number of AMP Shares or a lesser amount of cash being granted to you under an Award, or a lesser number of AMP Shares or a lesser amount of cash being paid or delivered to you, in each case, within the 12-month period following the issuance of such inaccurate financial statement, then the Committee, in its sole discretion, may require you to forfeit all or a portion of your outstanding Awards or to repay all or a portion of the gains that you realized under your Awards during such period. The Committee may amend the Clawback Policy from time to time as it determines necessary or advisable, and such amended policy will apply to your Awards.

14 Change in Control of the Company The Plan’s provisions regarding a Change in Control of the Company (a “CIC”) have been designed to preserve earned or anticipated compensation and benefits if a CIC were to occur. The goal of the Plan’s CIC provisions is to help you maintain your focus on your work during the uncertainty that accompanies a potential CIC. Generally, as the term is used in this Guide, a CIC includes the following: 1. A third party acquires 25% or more of the Company’s common shares or voting securities. 2. A majority of the Board is replaced. 3. The consummation of certain mergers, reorganizations, consolidations and sales of assets. 4. The consummation of a complete liquidation or dissolution of the Company. If a merger or other business combination transaction between the Company and another party occurs, a CIC will occur if any of the following conditions are present: Parties who were Ameriprise Financial shareholders before the transaction own 50% or less of the voting securities of the new company resulting from the business combination, or their ownership is not substantially in the same proportions as before the transaction. An unaffiliated party ends up owning 25% or more of the voting securities of the new company (other than a party who owns 25% or more before the transaction). A majority of the Board of the new company is made up of individuals who were not Ameriprise Financial Board members at the time the deal was signed or approved. In the event of a CIC, outstanding RSAs, RSUs and NQSOs issued on or before December 31, 2012 would vest immediately if those Awards are not continued, assumed, or replaced in connection with the Change in Control. The vesting of RSAs, RSUs and NQSOs awards granted on or after January 1, 2013 will accelerate only upon the occurrence of both a CIC and your termination of employment in a manner that entitles you to severance under the applicable severance plan within two years following the CIC. For the treatment of outstanding PSUs and PCUs, please refer to the PSU or PCU Supplement to this Guide, as applicable. Change in Control situations are complex and involve a variety of possible circumstances. In the event of a CIC, the Company will provide detailed information to you about any compensation and benefits programs that may have special CIC provisions. Payments to Certain U.S. Taxpayers upon a Change in Control of the Company (This section applies to U.S. Taxpayers only. This material is highly complex. In the event of a CIC, the Company will provide detailed information to you.) In summary, Sections 280G and 4999 of the Code impose a 20 percent excise tax (in addition to regular income and employment taxes) on certain compensatory payments (referred to as “excess parachute payments”) to certain individuals (referred to as “disqualified individuals”) that are made in connection with a change in ownership or control of a corporation. Generally, disqualified individuals include individual shareholders who own more than one percent of the fair market value of the stock of the Company, the top 50 most highly compensated officers of the Company and its subsidiaries and the top 250 most highly compensated employees or independent contractors of the Company and its subsidiaries. The actual list of disqualified individuals can only be determined based on information available at the time of a CIC, based on applicable IRS guidance. In the event of a CIC, a disqualified individual may be liable for the 20 percent excise tax on a portion of his or her LTIAs and other compensation and benefits if the value of such compensation and benefits constitute excess parachute payments. The determination of whether all or a portion of the value of a payment or a benefit is an excess parachute payment is highly complex and can only be determined based on information available at the time of a CIC, based on applicable IRS guidance. In the event of a CIC, if the Company determines that you are a disqualified individual and that you will receive excess parachute payments, then the

15 Company will perform a “best net” calculation to determine whether you receive a better economic result by continuing to be entitled to all of the compensation and benefits and by paying the excise tax yourself or by having your entitlement to accelerated vesting and/or payment limited to the minimum extent necessary to avoid the excise tax. The Company will determine, in its sole discretion, which approach is more favorable to you and will apply it. You will not be eligible for additional payments to offset the impact of any excise tax. If the limit is applied, LTIAs and value not accelerated for disqualified individuals will continue to be governed by applicable award documents and paid out as applicable. Resale of Shares Received Under the Plan The U.S. securities laws impose restrictions on the resale of AMP Shares by individuals who are “affiliates” of the Company. Affiliates may resell their AMP Shares by complying with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or by registering their AMP Shares for sale under the Securities Act. These restrictions do not apply to individuals who are not affiliates of the Company.

16 Major Terms and Conditions of NQSOs, RSAs and RSUs The terms and provisions of LTIAs granted on or after Jan. 1, 2007, are different than the terms and conditions of LTIAs granted prior to January 1, 2007. The terms and conditions of the prior LTIA Guide will continue to apply to all awards granted prior to Jan. 1, 2007. Non-Qualified Stock Options The following table summarizes the terms and conditions of NQSOs. Keep in mind this is only a summary, and the actual Plan document, Program Guide and Award Certificates will govern. NQSOs Awards Granted on or after Jan. 1, 2007 Voluntary Termination and Involuntary Termination Eligible for Severance -- Unvested Forfeited -- Exercise Period for Vested 90 days after termination or remaining term of grant, whichever is earlier Involuntary Termination Not Eligible for Severance -- Unvested Forfeited -- Exercise Period for Vested 0 days after termination Death & Disability -- Unvested Vesting accelerated -- Exercise Period for Vested Up to 12 months after death or disability or remaining term of grant, whichever is earlier Retirement -- Unvested (Age 55+ / 10 yrs) Grants awarded in calendar year of retirement are forfeited. All other grants remain outstanding and continue to vest -- Exercise Period for Vested Up to five years or remaining term of grant, whichever is earlier Vesting Three-year vesting schedule: vest at 33 1/3% per year for three years following the date of grant, or another vesting schedule as specified. Detrimental Conduct Provisions (Bands 50 and Above Only) See your Detrimental Conduct Agreement and the Competitor List posted on Inside Clawback Policy – Executive Officers Only A compensation recovery or “clawback” policy applies to all Awards granted to executive officers on or after January 1, 2011. Transfer to Franchise Advisor (Eligible Field employees Only) Please refer to the Treatment of Long-Term Incentive Awards for Employees Transferring to Ameriprise Financial Franchise Advisor Status found on Inside for most recent information

17 Restricted Stock Awards and Restricted Stock Units The following table summarizes the terms and conditions of RSAs and RSUs. Keep in mind this is only a summary, and the actual Plan document, Program Guide and Award Certificates will govern. RSAs and RSUs Awards Granted on or after Jan. 1, 2007 Voluntary Termination and Involuntary Termination Eligible for Severance -- Unvested Forfeited Involuntary Termination Not Eligible for Severance -- Unvested Forfeited Death & Disability -- Unvested Vesting and distribution of shares accelerated Retirement -- Unvested (Age 55+ / 10 yrs) RSAs and RSUs awarded in calendar year of retirement are forfeited All other RSAs and RSUs remain outstanding and continue to vest and shares will be distributed at the otherwise applicable vesting date Vesting Three-year vesting schedule: vest at 33 1/3% per year for three years following the date of grant, or another vesting schedule as specified. Detrimental Conduct Provisions (Bands 50 and Above Only) See your Detrimental Conduct Agreement and the Competitor List posted on Inside Clawback Policy – Executive Officers Only A compensation recovery or “clawback” policy applies to all Awards granted to executive officers on or after January 1, 2011 Transfer to Franchise Advisor (Eligible Field employees Only) Please refer to the Treatment of Long-Term Incentive Awards for Employees Transferring to Ameriprise Financial Franchise Advisor Status found on Inside for most recent information

18 Administrative Information about this Guide About this Guide This Guide sets forth the terms, conditions and features of Awards granted pursuant to the Plan. In the event of a conflict or inconsistency between this Guide and the Plan, the Plan provisions will govern. The general nature of the Plan and its terms and conditions are described here, but the information contained in this Guide is for general guidance only and is not intended to be a complete description of the Plan. The LTIA program is designed for eligible employees of the Company, and any of its subsidiaries participating in the Plan, as determined by the Committee. Awards are granted at the discretion of the Committee, or, to the extent permitted by the Plan, its delegate, and are subject to local market regulations and legislation, which could change at any time. Also note that while the tax laws that apply to Participants are based on each employee’s tax jurisdiction, and the tax information provided in this Guide is for U.S. purposes only. The Company strongly urges all employees to consult their personal tax advisor with any questions or issues regarding their Awards or their participation in the Plan. The Board, and to the extent authority has been delegated to the Committee, the Committee, may, from time to time, alter, amend, interpret, suspend or terminate the Plan and applicable Plan documents as it shall deem advisable, without the prior consent or notice of employees (including, but not limited to, alignment with legislative or regulatory developments) subject to the terms of the Plan document, including the rules and regulations of the principal securities market on which AMP Shares are traded. This Guide does not constitute a contract of employment between the Company and any individual or an obligation by the Company to maintain any particular compensation or benefit plan, program, practice or policy. This Guide does not replace or change an existing contract of employment between the Company and any individual. The Company has taken steps to ensure the accuracy of this Guide; however, it reserves the right to issue corrected information in the event of an error. About the Illustrations All Award illustrations and corresponding values shown in this Guide are for hypothetical purposes only and are based upon financial, share price and other assumptions about future events or circumstances, which may or may not actually occur. All Awards are subject to continuous employment and other award requirements. The illustrations are hypothetical and not meant to imply that the Company will achieve certain stock prices or growth rates, or has achieved any stated growth rate consistently in the past. The value and return on Company common stock will fluctuate over time and may be worth more or less than the values shown in these illustrations. Past performance is no guarantee of future results. Please consult your personal financial advisor on the value, tax and other implications of your LTIAs under the Plan, as applicable to your circumstances. This Guide is not intended to provide any financial or tax advice. Award Confirmation Materials Generally, all employee recipients of LTIAs will have online access to their individual LTIA information through the Company’s HR self-service. In addition, Award Certificates will be distributed to employees via means most convenient to the Company (for example, mail, inter-Company electronic mail, employees’ desktop computers, etc.). You should print out and retain these LTIA documents with any other Plan or Award materials you may have received in the past. Governing Award Documents The Plan, the applicable Award Certificate, this Guide and any supplement to this Guide contain the controlling provisions of each Award granted pursuant to the Plan. These documents, along with Committee decisions, will govern in cases of conflict, ambiguity or miscommunication. No employee has the authority to change or supersede LTIA provisions or Committee decisions. Any representation to the contrary will be void and non- binding on the Company. The provisions of all Awards and this Guide are governed by, and subject to, the laws of the State of New York, United States of America, without regard

19 to its conflict of law provisions, as provided in the Plan. AMP Shares Available for Grant under the Plan 54,400,000 AMP Shares are authorized for issuance under the Plan. Of such total, as of April 30, 2014, no more than 4,500,000 shares may be issued for what are referred to as “full value” awards which are Awards other than stock options or stock appreciation rights. AMP Shares issued under the Plan may be either newly issued shares or treasury shares. Excluding AMP Shares that may be issued with respect to Substitution Awards, the maximum number of AMP Shares that may be covered by options or stock appreciation rights granted to any Participant in any calendar year will not exceed 3,000,000 AMP Shares. Further, the amount payable in cash to any Participant for any calendar year for all Awards other than options or stock appreciation rights will not exceed $30,000,000. If any shares subject to an award are forfeited, expire or otherwise terminate without issuance of such shares, or any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non- issuance, again be available for issuance under the Plan. Shares withheld by the Company to satisfy tax withholding requirements for Awards other than options or stock appreciation rights will also again be available for issuance under the Plan. For the avoidance of doubt, in the event that (i) any stock option is exercised through the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, (ii) withholding tax liabilities arising from such option or stock appreciation right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, or (iii) any shares are repurchased by the Company with the proceeds from option exercises, the shares so tendered or withheld or repurchased shall not become available for issuance under the Plan. Plan Administration The Committee may from time to time designate: the people who should be granted Awards under the Plan and the amount, type and other terms and conditions of Awards. Subject to the terms and limitations of the Plan, the Committee will have full discretion and authority to administer the Plan, including authority to interpret and construe the provisions and terms of Awards and to adopt rules and regulations under the Plan. Notwithstanding the Committee’s broad authority under the Plan, the Committee generally may not reprice, adjust or amend the exercise price of outstanding stock options or the strike price of outstanding stock appreciation rights, whether through amendment, cancellation and replacement grant, or any other means, nor permit the exchange of an outstanding option for cash or another award, unless such action is approved by the Company’s shareholders. In addition, certain amendments to the Plan require shareholder approval. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA) and it is not qualified under the Internal Revenue Code. The Board appoints Committee members for an annual term. The Board may remove any Committee member for cause and a majority of the shareholders may remove a Committee member for any reason. No Committee member is an employee of the Company or has any business undertakings with the Company. Performance-Based Compensation To the extent that an Award is intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may grant Awards based on achievement of to one or more of the following performance measures: • Net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), • Return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria, • Revenue or net sales, • Gross profit or operating gross profit, • Cash flow, • Productivity or efficiency ratios, • Share price or total shareholder return,

20 • Earnings per share, • Budget and expense management, • Customer and product measures, including market share, high value client growth, and customer growth, • Working capital turnover and targets, • Margins, and • Economic value added or other value added measurements (considered absolutely or relative to historic performance or relative to one or more other businesses and determined for the Company or a business unit or division). Such performance goals shall be established and measured by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) of the Code. Adjustments upon Changes in Capitalization If the outstanding shares of Company common stock are changed by reason of any stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event, the Committee, to the extent that it determines adjustments to be appropriate, will direct that appropriate changes be made in the maximum number or kind of securities that may be issued under the Plan and in the terms of certain outstanding awards, including the number of shares or securities subject to awards and the exercise price or other stock price or share-related provisions of awards. Tax Withholding The Plan provides that the Committee is authorized to establish procedures to enable Participants to elect to satisfy certain federal, state and local withholding tax requirements using any method approved by the Committee. Such methods may include, but are not required to include, withholding such amounts from the Participant’s compensation, the Participant paying such amounts in cash, the Participant tendering previously acquired AMP Shares or the Company withholding AMP Shares otherwise issuable under the Award. If a Participant tenders AMP Shares or instructs the Company to withhold AMP Shares, only the number of AMP Shares sufficient to satisfy the minimum withholding tax requirements will be tendered or withheld. Assignment and Transfer LTIAs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, except as permitted by the Committee. Amendment Our Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any way; however, the Board generally may not reprice, adjust or amend the exercise price of outstanding stock options or the strike price of outstanding stock appreciation rights, whether through amendment, cancellation and replacement grant, or any other means, nor permit the exchange of an outstanding option for cash or another award, unless such action is approved by the Company’s shareholders. In addition, certain amendments to the Plan require shareholder approval. Term of the Plan No grants of LTIAs may be made under the Plan after February 25, 2024.

21 Resources Availability of Certain Information and Incorporation of Documents by Reference Pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company will provide, without charge, upon the written or oral request of any person to whom this Guide is delivered by the Company or one of its affiliated entities to the Corporate Secretary’s Office, Ameriprise Financial, Inc., 55 Ameriprise Financial Center, Minneapolis, MN 55474, 612.671.3131, a copy of any of the following documents, all of which are incorporated by reference in this Guide: (a) The Company’s Registration Statement on Form 10, as amended, as filed with the Securities and Exchange Commission (the “Commission”) August 19, 2005 (the “Form 10 Registration Statement”); (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10 Registration Statement; and (c) The description of the Company’s common stock contained in the Company’s Form 10 Registration Statement, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Registration Statement on Form S-8 to which this Guide relates and prior to the filing of a post- effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in, and to be a part of, this Guide from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Guide to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Guide. Nothing in this Guide will be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K. In addition, the Company will provide, without charge, upon the written or oral request of any person to whom this Guide is delivered by the Company or one of its affiliated entities to the Corporate Secretary’s Office (contact information noted above), copies of all reports, proxy statements and other communications distributed by the Company to the holders of AMP Shares.

Contact Information

Type of question or information needed	Contact/email/web address	Phone number	Fax number
All stock option exercises (Net, cashless or personal check)	Ameriprise Financial Brokerage Services **Email**: ESO.Group@ampf.com	612.671.5355 800.555.9826	612.671.6023
Notice of Exercise of Employee Stock Option	**Website**: HRDirect > My Information (Self-Service) > LTIA Stock Activity > LTIA NQSO Exercise Form *Inside* (search: Notice of Exercise form)	Not Applicable	Not Applicable
Ameriprise Brokerage Account (to access brokerage account information)	Ameriprise Financial Brokerage Services **Website**: ameriprise.com	612.671.5355 800.555.9826	612.671.6023
RSA and NQSO grant information (grants, vesting detail, tax information, brokerage account number on file with Stock Administration)	**Website**: HRDirect > My Information (Self-Service) > LTIA Stock Activity. **Email:** Ameriprise.LTIA.Administration@ampf.com	612.678.2211 612.678.7128	612.671.3948
Detrimental Conduct Provisions for Bands 50 and above	**Email**: Ameriprise.LTIA.Administration@ampf.com	612.671.1306 612.671.2282	612.671.3948
Other information requests (e.g., LTIA policy questions for HR, general LTIA questions)	**Email**: Ameriprise.LTIA.Administration@ampf.com	612.678.2211 612.678.7128	612.671.3948
Senior Management Stock Ownership Program (Bands 70 and above)	**Email**: Ameriprise.LTIA.Administration@ampf.com	612.671.1306 612.671.2282	612.671.3948
Pre-clearance , Ameriprise Securities Trading Policy including information about Blackout Periods	Ameriprise Corporate Secretary's Office	612.678.0106 612.671.4471	612.671.4841
Stock Transfer Agent: Shareholder inquiries Address changes Dividend check replacement	Computershare Trust Company, N.A. **Email:** web.queries@computershare.com **Website:** computershare.com/investor	866.337.4999 U.S. and Canada 1.781.575.3223 International	None Available
American Express LTIA information	Outsourced to Morgan Stanley Smith Barney	516.227.5605	Not Applicable

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